EXHIBIT 23.4
[Letterhead of DeGolyer & MacNaughton]
January 11, 2006
Riata Energy Inc.
701 S. Taylor, Suite 390
Amarillo, Texas 79701
Ladies and Gentlemen:
     We consent to the name of DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the inclusion of information taken from our “Appraisal Report as of September 30, 2005 on Certain Properties in Rio Blanco County, Colorado owned by Riata Energy-SEC Price Case,” “Appraisal Report as of September 30, 2005 on Certain Properties owned by Riata Energy-SEC Price Case,” “Appraisal Report as of September 30, 2005 on Certain Properties owned PetroSourceEnergy Company,” “Appraisal Report as of June 30, 2005 on Certain Properties owned by Riata Energy-SEC Price Case,” “Appraisal Report as of December 31, 2003 on Certain Properties owned by Riata Energy-SEC Price Case, “ “Appraisal Report as of December 31, 2004 on Certain Properties owned by Riata Energy-SEC Price Case,” and “Appraisal Report as of December 31, 2004 on Certain Properties owned by PetroSource Energy Company-SEC Price Case” (our Reports) in the Registration Statement on Form S-1 to be filed on or about January 12, 2006.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON